JOINDER SIGNATURE PAGE TO
                     THE PURCHASE AGREEMENT OF AIRTRAX, INC.
                          DATED AS OF NOVEMBER 22, 2004



     In connection with the purchase of the Securities set forth below, the undersigned agrees to be bound by all of the terms and conditions of the Purchase Agreement. Its is hereby agreed that the undersigned shall become a party to the Purchase Agreement as an "Investor" and be fully bound by, and subject to, all of the covenants, terms and conditions of the Purchase Agreement, and shall be deemed to have made, as of the date hereof, all of the representations and warranties of the Investors contained therein. It is hereby agreed that the undersigned's signature below shall constitute execution of the Purchase Agreement, and the undersigned shall be deemed to be an Investor thereunder, shall be entitled to all the rights and benefits as such under the Purchase Agreement and shall have the benefit of the Company's representations and warranties as if made to it on the date hereof.

                                   [INVESTOR]


                                                By ___________________________
                                                Name:
                                                Title:

Aggregate Purchase Price:
Number of Shares:
Number of Warrants:


Address for Notice:


Address for delivery of the shares and
Warrants:




ACCEPTED AND AGREED:

AIRTRAX, INC


By ___________________________
Name:
Title: